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                                                                 EXHIBIT (a)(23)

               FORM OF NOTICE OF EXTENSION OF THE EXPIRATION DATE
                          FOR THE OPTION EXCHANGE OFFER

To:       All Broadcom Employees Eligible to Participate in the Option Exchange
          Offer

From:     Nancy Tullos, Vice President of Human Resources

Date:     June 20, 2001

Subject: Extension of the Deadline for Delivery of Letters of Transmittal in the Option Exchange Offer

Because we recognize that it has been difficult for many of you to decide whether or not to exchange your eligible options in the Option Exchange and Supplemental Option Grant Program, we have decided to extend the Expiration Date of the Offer until 11:59 p.m. Pacific Daylight (California) Time on Saturday, June 23, 2001.

No further extensions of this deadline are likely or contemplated. Accordingly, if you are electing to exchange any of your eligible options in the Offer, we must receive your Letter of Transmittal by this new deadline. You may submit your Letter of Transmittal to your authorized designated representative until 5:00 p.m. Pacific Daylight (California) Time on Friday, June 22, 2001 and to Shareholder Services in Irvine any time until 11:59 p.m. Pacific Daylight (California) Time on June 23, 2001. You can also submit your Letter of Transmittal by facsimile to any of the following facsimile numbers:

         (949) 450-1484
         (949) 450-0754
         (949) 926-6601
         (949) 585-6231

As a reminder, your authorized designated representative is:

Name      Location
          Atlanta
          Bangalore
          Massachusetts
          Mechelen
          Netherlands
          New Jersey
          Northern California - CABU
          Northern California - Gateway
          Northern California - Sunnyvale
          Northern California - Zanker
          Phoenix
          Seattle
          ServerWorks
          Singapore
          Southern California - El Segundo
          Southern California - Irvine


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          Southern California - Pasadena
          Southern California - San Diego
          Taiwan
          Texas
          UK - Bristol, Cambridge
          Vancouver

We cannot accept late submissions, and therefore we urge you to respond early to avoid any last minute problems.

Remember, if you are not electing to tender any of your outstanding eligible options for exchange, you do not have to complete the Letter of Transmittal; no action is required on your part.


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